Exhibit 11

Coopers                                            Coopers & Lybrand L.L.P.
& Lybrand                                          a professional services firm




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                               ------------------


We consent to the inclusion in the Post-Effective Amendment No. 11 to the Registration Statement of the Tax Exempt Proceeds Fund, Inc. on Form N-1A (File No. 33-25747) of our report dated July 31, 1997 on our audit of the financial statements and the financial highlights of Tax Exempt Proceeds Fund, Inc. as of June 30, 1997, which report is included in the Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our firm under the captions, "Financial Highlights" in the prospectus and "Counsel and Accountants" in the Statement of Additional Information.





                                                 /s/ Coopers & Lybrand L.L.P.
                                                     COOPERS & LYBRAND L.L.P.



New York, New York
October 23, 1997


Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a Swiss limited liability association.